EXHIBIT 10.5

                           CONSTRUCTION LOAN AGREEMENT

                                     BETWEEN

                       FOUNDRY SQUARE ASSOCIATES II, LLC,
                     A CALIFORNIA LIMITED LIABILITY COMPANY,
                                   AS BORROWER

                                       AND

                       RIVERSIDE FINANCE COMPANY, L.L.C.,
                      A DELAWARE LIMITED LIABILITY COMPANY,
                                    AS LENDER

                          EXECUTED AS OF APRIL 25, 2002

                           CONSTRUCTION LOAN AGREEMENT

      THIS CONSTRUCTION LOAN AGREEMENT ("Agreement") is executed as of April 25, 2002, by and between FOUNDRY SQUARE ASSOCIATES II, LLC, a California limited liability company ("Borrower"), and RIVERSIDE FINANCE COMPANY, L.L.C., a Delaware limited liability company ("Lender").

                                    RECITALS

      A. Borrower owns or will own certain real property described in EXHIBIT A hereto ("Property").

      B. Borrower proposes to construct new improvements or renovate existing improvements on the Property consisting of: A 10-story office building, together with all appurtenances, fixtures, and tenant improvements now or hereafter located on the Property ("Improvements"). The Improvements shall be constructed in accordance with plans and specifications which Borrower has heretofore, or will hereafter deliver to Lender, as amended in order to comply with the terms and conditions of this Agreement ("Plans and Specifications"). Borrower has requested from Lender a loan for the purpose of such construction.

      NOW, THEREFORE, Borrower and Lender agree as follows:

                             ARTICLE 1. DEFINITIONS

      1.1. Defined Terms. The following capitalized terms generally used in this Agreement shall have the meanings defined or referenced below. Certain other capitalized terms used only in specific sections of this Agreement are defined in such sections.

      "Account" - means an account with Bank, account number 14226-02990, in the name of Borrower or Borrower's designee into which Loan proceeds will be deposited.

      "ADA" - means the Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq. as now or hereafter amended or modified.

      "Affiliate" - means, as to any person or entity, any person or entity which, directly or indirectly, controls, is controlled by or is under common control with, or which has the power to control the management or operations of, such person or entity.

      "Architect" - means Roberson Rae Olson & Sueberkrop d/b/a/ Studios Architecture.

      "Architect's Agreement" - means that certain agreement dated December 1, 1999 by and between Borrower and Architect.

      "Bank" - means Bank of America.

      "Bankruptcy Code" - means the Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101-1330) as now or hereafter amended or recodified.

      "Bonded Work" - shall have the meaning ascribed to such term in Section
8.1.

      "Border Zone Property" - means any property designated as "border zone property" under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith.

      "Borrower" - means Foundry Square Associates II, LLC, a California limited liability company.

      "Borrower's Funds" - means all funds of Borrower deposited with Lender into the Borrower's Funds Account maintained with Bank pursuant to the terms and conditions of this Agreement.

      "Borrower's Funds Account" - means the account with Bank into which all funds deposited with Lender pursuant to this Agreement shall be placed.

      "Business Day" - means a day of the week (but not a Saturday, Sunday or holiday) on which the offices of Bank are open to the public for carrying on substantially all of Bank's business functions. Unless specifically referenced in this Agreement as a Business Day, all references to "days" shall be to calendar days.

      "Certificate of Approval" - means a certificate in the form of EXHIBIT F.

      "Completion Date" - means the date upon which Borrower satisfies the last of the conditions for the release of the Retention, as provided in Paragraph C of EXHIBIT D, currently estimated to be August 17, 2001, the date by which construction of the Improvements must be complete, subject to extension pursuant to change orders approved by Lender as provided herein or pursuant to the provisions of Section 4.3.

      "Construction Agreement" - means that certain agreement to construct the Improvements dated June 1, 2000 by and between Borrower and Contractor.

      "Contractor" - means Webcor Construction, Inc.

      "Deed of Trust" - means that certain Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Trustor, to Chicago Title Company, as Trustee, for the benefit of Lender, as Beneficiary, as hereafter amended, supplemented, replaced or modified.

      "Deemed Approval Matter" - means any matter requiring the consent of Lender under the Loan Documents including, without limitation, the following:
(1) contracts for which Lender approval is required hereunder, as contemplated in Sections 4.4 and 4.5, (2) Plans and Specifications and changes thereto for which Lender approval is required hereunder, as contemplated in Section 4.6, (3) Borrower's contracting for any materials, furnishings, equipment, fixtures or other parts or components of the Improvements in which any third party will retain any interest for which Lender approval is required hereunder, as contemplated in Section 4.8, (4) the inclusion of the Property in any assessment district or community facilities district for which Lender approval is required hereunder, as contemplated in Section 4.11, (5) formation and authorization documents of Borrower and Payment Guarantor, and modifications thereto, for which Lender approval is required hereunder, as contemplated in Sections 6.3 and 9.10, (6) the issuance of any Set Aside Letter for which Lender approval is required hereunder, as contemplated in Section 8.1; (7) leases and leasing parameters for which Lender approval is required hereunder, as contemplated in
Section 9.4, (8) any Subdivision Map for which Lender approval is required hereunder, as contemplated in Section 9.6, (9) assignment of all or any portion of Borrower's interest under the Loan documents or any moneys due or to become due thereunder for which Lender approval is required hereunder, as contemplated in Section 9.8, and (10) agreements providing for the management, leasing or operation of the Property or Improvements for which Lender approval is required hereunder, as contemplated in Section 9.9; provided, however, the Lender's right to approve, as provided in this Agreement, (i) the Title Policy and (ii) any transfer of the Property, any interest in Borrower, any interest in the Project Entity or any interest in WEO other than a Permitted Transfer, shall not constitute Deemed Approval Matters.

      "Default" - shall have the meaning ascribed to such term in Section 11.1.

      "Development and Management Agreements" - means that development management agreement by and between Borrower, as owner, and WEO, as manager, dated June 20, 2000, or any other substitute or additional contract for development management, property management and/or brokerage services for the Property, and any amendment thereof, in each case, that has been approved by Lender.

      "Disbursement Budget" - means the design and construction budget for the Improvements, as approved by Lender from time to time.

      "Distribution" - means any transfer of cash or other property from Borrower to any constituent member or statutory manager thereof, whether characterized as a distribution, dividend, redemption, fee, repayment of a loan or otherwise, but excluding the payment of any fees, commissions or expenses pursuant to the Development and Management Agreements prior to the date that Lender requires Borrower to terminate the Development and Management Agreements under the provisions of Section 11.6 and following the date of any reinstatement of any terminated Development and Management Agreements under the provisions of
Section 11.6.

      "Effective Date" - means the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located.

      "Environmental Report" - means the reports actually received by Lender as contemplated in Section 3.1(d) of this Agreement.

      "EOP Project Investor" - EOP - F2 First/Howard Investors, L.L.C., a Delaware limited liability.

      "Hazardous Materials" - shall have the meaning ascribed to such term in
Section 7.1(a).

      "Hazardous Materials Claims" - shall have the meaning ascribed to such term in Section 7.1(c).

      "Hazardous Materials Laws" - shall have the meaning ascribed to such term in Section 7.1(b).

      "Improvements" - shall have the meaning ascribed to such term in Recital
B.

      "Lender" - means Riverside Finance Company, L.L.C., a Delaware limited liability company.

      "Lender Payment Turnaround Period" - means, provided that Borrower delivers the applicable application for payment to Lender under cover of a written notice stating in bold, all-capitalized letters what the outside date for such Lender Payment Turnaround Period is for that specific application for payment, ten (10) calendar days.

      "Loan" - means the principal sum that Lender agrees to lend and Borrower agrees to borrow pursuant to the terms and conditions of this Agreement: ONE HUNDRED SIXTEEN MILLION, SIX HUNDRED FIFTY-FIVE THOUSAND, ONE HUNDRED THIRTY-THREE AND NO/100THS DOLLARS ($116,655,133.00).

      "Loan Documents" - means those documents, as hereafter amended, supplemented, replaced or modified, properly executed and in recordable form, if necessary, listed in EXHIBIT B as Loan Documents.

      "Maturity Date" - means the earliest to occur of (i) August 26, 2004, (ii) the date that is one hundred eighty days (180) days after the date that either of the "B Unit" or the "C Unit" (with each of such quoted terms defined as provided in the Operating Agreement of Project Entity) is transferred to the EOP Project Investor or any person or entity controlling, controlled by or under common control with the EOP Project Investor; and (iii) the date on which all interests of WEO in the Project Entity are sold or otherwise transferred to any person or entity that does not control, is not controlled by or is not under common control with either the EOP Project Investor or WEO.

      "Note" - means that certain Promissory Note Secured by Deed of Trust of even date herewith, in the original principal amount of the Loan, executed by Borrower and payable to the order of Lender, as hereafter amended, supplemented, replaced or modified.

      "Obligee" - shall have the meaning ascribed to such term in Section 8.1.

      "Operating Agreement of Project Entity" - means the limited liability company agreement of the Project Entity dated as of October 31, 2000, in the form delivered to Lender, as hereafter amended, supplemented, replaced or modified as permitted in this Agreement.

      "Operating Agreement of WEO" - means that certain Amended and Restated Operating Agreement No. 1 of Wilson/Equity Office, LLC dated as of August 1, 2000, in the form delivered to Lender, as hereafter amended, supplemented, replaced or modified as permitted in this Agreement.

      "Other Borrower Loan Documents" - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in EXHIBIT B as "Other Borrower Loan Documents."

      "Other Related Documents" - means those documents, as hereafter amended, supplemented, replaced or modified from time to time, properly executed and in recordable form, if necessary, listed in EXHIBIT B as Other Related Documents.

      "Out of Balance Notice" - shall have the meaning ascribed to such term in
Section 3.1(b).

      "Payment Guarantor" - means the Project Entity.

      "Permitted Transfers" - means transfers of interests in the Project Entity that are permitted under the Operating Agreement of the Project Entity and transfers of interests in Wilson/Equity Office, LLC, that are permitted under the Operating Agreement of WEO.

      "Plans and Specifications" - shall have the meaning ascribed to such term in Recital B.

      "Principal Subs" - shall have the meaning ascribed to such term in Section 4.7.

      "Project Entitlements" - means (i) San Francisco Planning Commission Motions No. 15005 and 15006, dated March 2, 2000; (ii) Notice of Special Restrictions Under the Planning Code recorded December 29, 2000, Reel H794, Image 524, Series No. 00-G884921; (iii) Notice of Special Restrictions Under the Planning Code recorded

December 29, 2000, Reel H794, Image 525, Series No. 00-G884922; and (iv) Terms and Conditions contained in the Declaration of Use recorded March 29, 2001, Reel H855, Image 0680, Series No. 2001-G924319.

      "Project Entity" means Foundry Square Investors II, LLC, a California limited liability company.

      "Property" - shall have the meaning ascribed to such term in Recital A.

      "Required Equity Contribution" - means FORTY-NINE MILLION, NINE HUNDRED NINETY-FIVE THOUSAND, FIFTY-SEVEN AND NO/100THS DOLLARS ($49,995,057.00).

      "Secured Obligations" - shall have the meaning ascribed to such term in the Deed of Trust.

      "Set Aside Letter" - shall have the meaning ascribed to such term in
Section 8.1.

      "Subdivision Map" - shall have the meaning ascribed to such term in
Section 9.6.

      "Surety" - shall have the meaning ascribed to such term in Section 8.1.

      "Title Policy" - means the LP-10 ALTA Lender's Policy of Title Insurance as issued by Chicago Title Company, together with such special endorsements as Lender may require thereto, including, without limitation, forms CLTA 100 (making particular reference to any easement or encroachment listed in the Title Policy), 116, 116.1, 116.4 (if there are any contiguity issues, in Lender's opinion), 116.7, 103.7 (modified to insure access to a physically open public street sufficient to provide vehicular and pedestrian ingress and egress), variable interest rate, separate tax parcel, and such other special endorsements as Lender may require.

      "WEO" - means Wilson/Equity Office, LLC, a Delaware limited liability company.

      "Working Capital" - means all proceeds of the Loan disbursed by Lender into the Working Capital Reserve Account maintained with Bank pursuant to the terms and conditions of this Agreement.

      "Working Capital Reserve Account" - means the account with Bank into which all funds disbursed as Working Capital by Lender pursuant to this Agreement shall be placed.

      1.2. Exhibits Incorporated. EXHIBITS A, B, C, D, E, F and G, all attached hereto, are hereby incorporated into this Agreement.

                                ARTICLE 2. LOAN

      2.1. Loan. By and subject to the terms of this Agreement, Lender agrees to lend to Borrower and Borrower agrees to borrow from Lender the principal sum of ONE HUNDRED SIXTEEN MILLION, SIX HUNDRED FIFTY-FIVE THOUSAND, ONE HUNDRED THIRTY-THREE AND NO/100THS DOLLARS ($116,655,133.00), said sum to be evidenced by the Note of even date herewith. The Note shall be secured, in part, by the Deed of Trust, of even date herewith, encumbering certain real property and improvements as legally defined therein. Amounts disbursed to or on behalf of Borrower pursuant to the Note shall be used to finance the acquisition and construction of the Property and Improvements and for such other purposes and uses as may be permitted under this Agreement and the other Loan Documents.

      2.2. Loan Documents. Borrower shall deliver to Lender concurrently with this Agreement each of the documents, properly executed and in recordable form, as applicable, described in EXHIBIT B as Loan Documents, together with those documents described in EXHIBIT B as Other Related Documents. Notwithstanding anything to the contrary contained elsewhere within this Agreement, the lien of the Deed of Trust shall not secure any obligation under any of the Loan Documents that are designated on EXHIBIT B as not being secured by liens upon real property.

      2.3. Effective Date. The date of the Loan Documents is for reference purposes only. The Effective Date of delivery and transfer to Lender of the security under the Loan Documents and of Borrower's and Lender's obligations under the Loan Documents shall be the date the Deed of Trust is recorded in the Office of the County Recorder of the county where the Property is located.

      2.4. Maturity Date; Prepayment. Upon the Maturity Date, all sums due and owing under this Agreement and the other Loan Documents shall be repaid in full. All payments due to Lender under this Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available funds. Amounts owing under the Note may be prepaid by Borrower, upon not less than thirty (30) days prior written notice to Lender, in whole or in part, at any time, without premium or penalty.

      2.5. Credit for Principal Payments. Any payment made upon the outstanding principal balance of the Loan shall be credited as of the Business Day received, provided such payment is received by Lender no later than 11:00 a.m. Pacific
Time) and constitutes immediately available funds. Any principal payment received after said time or which does not constitute immediately available funds shall be credited upon such funds having become unconditionally and immediately available to Lender.

      2.6. Full Repayment and Reconveyance. Upon receipt of all sums owing and outstanding under the Loan Documents, Lender shall issue a full reconveyance of the Property and Improvements from the lien of the Deed of Trust and otherwise release

Lender's security interest in all other personal property collateral that secure the Loan; provided, however, that all of the following conditions shall be satisfied at the time of, and with respect to, such reconveyance: (a) Lender shall have received all escrow, closing and recording costs, the costs of preparing and delivering such reconveyance and any sums then due and payable under the Loan Documents, and (b) Lender shall have received a written release satisfactory to Lender of any set aside letter, letter of credit or other form of undertaking which Lender has issued to any surety, governmental agency or any other party in connection with the Loan and/or the Property and Improvements. Lender's obligation to make further disbursements under the Loan shall terminate as to any portion of the Loan undisbursed as of the date of issuance of such full release or reconveyance, and any commitment of Lender to lend any undisbursed portion of the Loan shall be canceled.

      2.7. Certificates of Approval. With respect to any Deemed Approval Matter, such matter shall be deemed approved by Lender if Borrower delivers to Lender, with Borrower's next request for a disbursement pursuant to Article III, below, a properly completed and factually accurate Certificate of Approval, and Lender does not dispute such Certificate of Approval by written notice to Borrower delivered within five (5) Business Days following Lender's receipt thereof. Such Lender approval shall be effective as of the date such approval was required, unless Lender timely delivers such written notice disputing such Certificate of Approval.

                            ARTICLE 3. DISBURSEMENT

      3.1. Conditions Precedent. Lender's obligation to make any disbursements or take any other action under the Loan Documents shall be subject at all times to satisfaction of each of the following conditions precedent:

            (a) There shall exist no Default, as defined in this Agreement, Default as defined in any of the other Loan Documents, event, omission or failure of condition which would constitute a Default after notice or lapse of time, or both, or default by Borrower (following any applicable notice and cure period) under any of the Other Related Documents, except to the extent that such event, omission or failure (i) is of a nature that it could ripen into a monetary Default, and that event, omission or failure will be cured by the requested disbursement or with funds that Borrower is then attempting to raise during the 60-day cure period set forth in the provisions of the final paragraph of Section 11.1, or (ii) is of a nature that it could ripen into a non-monetary Default, such event, omission or failure is curable, and Borrower is then diligently prosecuting such cure to completion within the applicable cure period; and

            (b) Any undisbursed Loan funds together with all sums, if any, to be provided by Borrower as shown in EXHIBIT C shall be at all times equal to or greater than the amount which Lender from time to time reasonably determines necessary to: (i) pay, through completion, all costs of renovation, development, construction, operation, marketing and sale or leasing of the Property and Improvements in accordance with the Loan Documents; (ii) pay all sums which may accrue under the Loan Documents prior to repayment of the Loan; and (iii) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents. If Lender reasonably determines at any time that the undisbursed Loan funds are insufficient for said purposes, Lender may deliver to Borrower written notice demanding that Borrower then deposit funds equal to such deficiency in the Borrower's Funds Account (an "Out of Balance Notice"), in which event Borrower shall deposit the amount of such deficiency in the Borrower's Funds Account within thirty (30) days after the date of delivery of the applicable Out of Balance Notice; and

            (c) Lender shall have received all Loan Documents, other documents, instruments, policies, and forms of evidence or other materials requested by Lender under the terms of this Agreement or any of the other Loan Documents, including, without limitation, such forms of estoppel certificates and subordination, non-disturbance and attornment agreements as Lender may then require from existing tenants of the Property; and

            (d) Lender acknowledges that it has received and approved in form and substance satisfactory to Lender: (i) a soils report for the Property and Improvements; (ii) an environmental questionnaire and environmental site assessment with respect to the presence, if any, of Hazardous Materials on the Property and Improvements; (iii) two sets of the Plans and Specifications, certified as complete by the Architect (or if the Plans and Specifications for the entirety of the Improvements are not then complete or some portion of the Improvements are to be constructed using a design/build process, in either such case pursuant to partial Plans and Specifications approved by Lender under the provisions of Section 4.6 of this Agreement and for which a valid building permit has been issued, then such portion of the Plans and Specifications to the extent that payment for such portion of the Improvements is to be covered by a current disbursement request), together with evidence of all necessary or appropriate approvals of governmental agencies; (iv) copies of all agreements which are material to completion of the Improvements; (v) copies of all building permits and similar permits, licenses, approvals, development agreements and other authorizations of governmental agencies required in connection with the development of the Property and Improvements, or, if such approvals are to be issued on a staged basis, then for the current and all prior stages of development, provided that such staged development has been approved by Lender, as contemplated in Section 4.6; and (vi) copies of any initial study, negative declaration, mitigated negative declaration, environmental impact report, notice of determination or notice of exemption prepared, adopted, certified or filed by any governmental agency in connection with the Property; and

            (e) Lender shall have received and approved evidence reasonably acceptable to Lender that Borrower has invested the Required Equity Contribution into the acquisition and development of the Property and Improvements, either as shown on EXHIBIT C or otherwise.

      3.2. Account, Pledge and Assignment, and Disbursement Authorization. The proceeds of the Loan and Borrower's Funds, when qualified for disbursement, shall be deposited into the Account or otherwise disbursed to or for the benefit or account of Borrower under the terms of this Agreement. Disbursements hereunder may be made by Lender upon the written request of any person who has been authorized by Borrower to request such disbursements until such time as written notice of Borrower's revocation of such authority is received by Lender at the address shown in EXHIBIT D. As additional security for Borrower's performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender the Account and all monies at any time deposited in the Account.

      3.3. Borrower's Funds Account, Pledge and Assignment. Except as otherwise provided in this Agreement, all of the Borrower's Funds which are deposited with Lender by Borrower as shown in EXHIBIT C, or any other provision of the Loan Documents, shall be placed in the Borrower's Funds Account for disbursement under this Agreement. As additional security for Borrower's performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender the Borrower's Funds Account and all monies at any time deposited in the Borrower's Funds Account.

      3.4. Loan Disbursements. Subject to the conditions set forth in Section 3.1(b), the proceeds of the Loan and Borrower's Funds shall be disbursed in accordance with the terms and conditions of EXHIBIT D. Disbursements made after the deposit of Borrower's Funds shall be made first from the Borrower's Funds Account until depleted. All disbursements shall be held by Borrower in trust and applied by Borrower solely for the purposes for which the funds have been disbursed. Lender has no obligation to monitor or determine Borrower's use or application of the disbursements. Partial disbursements shall be permitted under the terms and subject to the conditions set forth in EXHIBIT D.

      3.5. Working Capital. From time to time, in Borrower's Applications for Payment, Borrower may request the disbursement of proceeds of the Loan and Borrower's Funds into the Working Capital Reserve Account to maintain the balance of the Working Capital Reserve Account at the amount specified in the Disbursement Budget, provided that amounts in the Working Capital Reserve Account may only be used to pay reasonable costs of the design or construction of the Improvements, and that Borrower shall have delivered the monthly reports with respect to the Working Capital Reserve Account that are required under the provisions of Section 10.1 of this Agreement for all prior months. As additional security for Borrower's performance under the Loan Documents, Borrower hereby irrevocably pledges and assigns to Lender the Working Capital Reserve Account and all monies at any time deposited in the Working Capital Reserve Account.

      3.6. Pre-Closing Loan Disbursements. Attached to this Agreement as EXHIBIT G is a schedule of advances that were made by Lender to Borrower prior to the date of the closing of the Loan. Notwithstanding the fact that such advances occurred prior to the date of the closing of the Loan, Lender and Borrower hereby agree that each of such advances shall be treated as if it were a disbursement of proceeds of the Loan under and subject to the provisions of the Loan Documents, in each case, as of the date of each such advance.

                            ARTICLE 4. CONSTRUCTION

      4.1. Commencement and Completion. Borrower shall commence construction of the Improvements without delay after recordation of the Deed of Trust and shall complete construction of the Improvements on or before the Completion Date.

      4.2. Commencement and Completion of Offsite Improvements. Borrower shall commence construction of any offsite improvements required by any governmental authority to be performed by Borrower under any Project Entitlements in connection with the construction of the Improvements without delay after recordation of the Deed of Trust and shall complete construction of any such offsite improvements on or before the date required under the applicable Project Entitlements.

      4.3. Force Majeure. The time within which construction of the Improvements must be completed shall be extended for a period of time equal to the period of any delay directly affecting construction which is caused by fire, earthquake or other acts of God, unexpected inclement weather, utility shortages or interruptions, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor, the failure of any governmental authority to issue any Project Entitlement for reasons beyond Borrower's reasonable control, the failure of any condition of approval on any Project Entitlement for any reason beyond Borrower's reasonable control, or any moratorium enacted by any governmental authority over Borrower's good faith opposition that prohibits, impairs, delays or restricts development of the Improvements; provided, however, that Borrower shall furnish Lender with written notice satisfactory to Lender evidencing any such delay within ten (10) days after the occurrence of any such delay. In no event shall the time the anticipated date for completion of the Improvements be extended beyond the Maturity Date or more than one hundred twenty (120) days beyond the Completion Date as scheduled prior to such delay.

      4.4. Construction Agreement. Borrower and Contractor have entered into the Construction Agreement pursuant to the terms and conditions of which Contractor is to construct the Improvements. Borrower shall require Contractor to perform in accordance with the terms of the Construction Agreement and shall not amend, modify or alter the Construction Agreement without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall execute, upon Lender's request, an assignment of Borrower's rights under the Construction Agreement to Lender as security for Borrower's obligations under this Agreement and the other Loan Documents and shall cause the Contractor to consent to any such assignment.

      4.5. Architect's Agreement. Borrower and Architect have entered into the Architect's Agreement, pursuant to which Architect is to design the Improvements. Borrower shall require Architect to perform in accordance with the terms of the Architect's Agreement and shall not amend, modify or alter the Architect's Agreement without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall execute an assignment of the Architect's Agreement and the Plans and Specifications to Lender as additional security for Borrower's performance under this Agreement and the other Loan Documents and shall cause the Architect to consent to any such assignment.

      4.6. Plans and Specifications.

            (a) Changes; Lender Consent. If the Plans and Specifications contemplate staged design and construction, and if Lender has approved Plans and Specifications that contemplate that certain stages will be designed in the future, then any stages of such Plans and Specifications that have not been approved by Lender as of the date of this Agreement shall be subject to Lender's prior written approval, which consent shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in this Agreement, Borrower shall not make any changes in the Plans and Specifications or the Improvements without Lender's prior written consent if such change, taken together with all other changes for which Lender's approval was not required hereunder, could materially affect the overall quality or efficiency of the Improvements or the Improvements' exterior, lobbies or building systems. Without limiting the above, Lender agrees that Borrower may make minor changes in the Plans and Specifications and Improvements without Lender's prior written consent, provided that such changes do not violate any of the conditions specified herein. Notwithstanding the foregoing, Lender shall not have any approval rights respecting any change in the Plans and Specifications or the Improvements if such change follows inevitably from previously approved Plans and Specifications or changes thereto. Borrower shall at all times maintain, for inspection by Lender, a set of working drawings of the Improvements, which, if there is staged design that has not yet occurred, if applicable, shall at least cover the portions of the Improvements completed and under construction or fully designed at such time.

            (b) Changes; Submission Requirements. Borrower shall submit any proposed change in the Plans and Specifications requiring Lender's consent to Lender prior to the commencement of construction relating to such proposed change, at least ten (10) Business Days prior to the commencement of construction. Requests for any change which requires consent shall be accompanied by working drawings (or appropriate submittals) and a written description of the proposed change, submitted on a change order form acceptable to Lender, signed by Borrower and, if required by Lender, also by the

Architect and the Contractor. At its option, Lender may require Borrower to provide: (i) evidence satisfactory to Lender of the cost and time necessary to complete the proposed change; and (ii) a deposit in the amount of any increased costs into Borrower's Funds Account.

            (c) Consent Process. Borrower acknowledges that Lender's review of any changes and required consent may result in delays in construction and hereby consents to any such delays. Nevertheless, Lender shall use commercially reasonable efforts to respond to requests for approval within the time periods provided in this Agreement.

            (d) Final Plans and Specifications. Upon completion of the Improvements, Borrower shall deliver to Lender within sixty (60) days a set of final, as-built Plans and Specifications.

      4.7. Contractor/Construction Information. Borrower shall deliver to Lender in a form acceptable to Lender: (a) a list detailing the name, address and phone number of each contractor, subcontractor and material supplier to be employed or used for construction of the Improvements who is under contract or otherwise has been selected to supply goods or services or perform work for the Project costing in excess of $5,000 in the aggregate and any other person or entity who delivers a Preliminary Notice to Owner or Lender under Civil Code Sections 3097 or 3098 (collectively, "Principal Subs") together with the dollar amount, including changes, if any, reflected in each contract and subcontract for the Principal Subs, and the portion thereof, if any, paid through the date of such list of Principle Subs; (b) copies of each contract and subcontract identified in such list of Principal Subs, including any changes thereto; (c) a cost breakdown of the projected total cost of constructing the Improvements, and that portion, if any, of each cost item which has been incurred; and (d) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

Borrower agrees that Lender's approval of any contractor, subcontractor or material supplier if and to the extent permitted under the terms of this Agreement shall not constitute a warranty or representation of qualification by Lender. Lender may contact any contractor, subcontractor or material supplier to discuss the course of construction.

      4.8. Prohibited Contracts. Without Lender's prior written consent, Borrower shall not contract for any materials, furnishings, equipment, fixtures or other parts or components of the Improvements, if any third party shall retain any ownership interest (other than lien rights created by operation of law) in such items after their delivery to the Property and Improvements. Borrower shall have twenty (20) days to effect the removal of any such retained interest not otherwise permitted above, or, provided that such interest or the holder's realization thereon will not jeopardize Borrower's title to or use of the Property, if such retained interest cannot be reasonably removed in such period,

Borrower shall have commenced such removal within such time and shall diligently pursue its removal until completed.

      4.9. Liens and Stop Notices. If a claim of lien is recorded which affects the Property or Improvements or a bonded stop notice is served upon Lender, within twenty (20) calendar days after such recording or service or within five
(5) Business Days after Lender's demand, whichever occurs first, Borrower, at Borrower's election, shall do one of the following: (a) pay and discharge the claim of lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; or (c) provide Lender with other assurances which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien or bonded stop notice and for the full and continuous protection of Lender from the effect of such lien or bonded stop notice.

      4.10. Construction Responsibilities. Borrower shall construct the Improvements in a workmanlike manner substantially in accordance with the Plans and Specifications and the recommendations of any soils or engineering report approved by Lender pursuant to Section 3.1(d) above. Borrower shall substantially comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property or Improvements. Borrower shall be solely responsible for all aspects of Borrower's business and conduct in connection with the Property and Improvements, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the construction of the Improvements or any other matter referred to above.

      4.11. Assessments and Community Facilities Districts. Without Lender's prior written consent, Borrower shall not cause or suffer to become effective or otherwise consent to the formation of any assessment district or community facilities district which includes all or any part of the Property and Improvements pursuant to: (a) the Mello-Roos Community Facilities Act of 1982;
(b) the Municipal Improvement Act of 1913; or (c) any other comparable or similar statute or regulation. Nor shall Borrower cause or otherwise consent to the levying of special taxes or assessments against the Property and Improvements by any such assessment district or community facilities district.

      4.12. Delay. Borrower shall promptly notify Lender in writing of any event causing delay or interruption of construction, or the timely completion of construction. The notice shall specify the particular work delayed, and the cause and period of each delay.

      4.13. Inspections. Lender shall have the right to enter upon the Property at all reasonable times to inspect the Improvements and the construction work to verify information disclosed or required pursuant to this Agreement. Any inspection or review of the Improvements by Lender is solely to determine whether Borrower is properly discharging its obligations to Lender and may not be relied upon by Borrower or by any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrower or any third party to protect against, or to inform Borrower or any third party of, any negligent, faulty, inadequate or defective design or construction of the Improvements as determined by Lender.

      4.14. Surveys. Upon Lender's written request, Borrower shall promptly deliver to Lender: (a) a current survey of the Property showing the location of the Improvements on the Property (as constructed as of the date of such survey), all easements, encroachments and applicable governmental set backs; and (b) upon completion of the Improvements, an as-built survey acceptable to a title insurer for purposes of issuing an ALTA policy of title insurance. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the title insurer.

                              ARTICLE 5. INSURANCE

      Borrower shall, while any obligation of Borrower or Payment Guarantor under any Loan Document remains outstanding, maintain at Borrower's sole expense, with licensed insurers approved by Lender, the following policies of insurance in form and substance satisfactory to Lender:

      5.1. Title Insurance. A Title Policy insuring Lender, in the principal amount of the Loan, of the validity and the priority of the lien of the Deed of Trust upon the Property and Improvements, subject only to matters approved by Lender in writing. During the term of the Loan, Borrower shall deliver to Lender, within five (5) Business Days after Lender's written request, such other endorsements to the Title Policy as Lender may reasonably require.

      5.2. Property Insurance. A Builders Risk Completed Value Hazard Insurance policy, including, without limitation, such endorsements as Lender may require, insuring Lender against damage to the Property and Improvements in an amount acceptable to Lender. Lender shall be named on the policy under a Lender's Loss Payable Endorsement (form #438BFU or equivalent).

      5.3. Flood Hazard Insurance. A policy of flood insurance, as required by applicable governmental regulations, or as deemed necessary by Lender.

      5.4. Liability Insurance. A policy of commercial general liability insurance with limits as required by Lender, insuring against liability for injury and/or death to any person and/or damage to any property occurring on the Property and/or in the Improvements from any cause whatsoever.

      5.5. General. Borrower shall provide to Lender the originals of all required insurance policies, or other evidence of insurance acceptable to Lender. All insurance policies shall provide that the insurance shall not be cancelable or materially changed without ten (10) days prior written notice to Lender. Lender shall be named under a Lender's Loss Payable Endorsement (form #438BFU or equivalent) on all insurance policies which Borrower actually maintains with respect to the Property and Improvements. Borrower shall provide to Lender evidence of any other hazard insurance Lender may deem necessary at any time during the Loan.

                   ARTICLE 6. REPRESENTATIONS AND WARRANTIES

      As a material inducement to Lender's entry into this Agreement, Borrower represents and warrants to Lender as of the Effective Date and as of the date each Application for Payment is submitted to Lender pursuant to EXHIBIT D (provided, however, that to the extent circumstances have changed for reasons beyond the reasonable control of Borrower such that Borrower must qualify such representations and warranties as of the date of delivery of any such Application for Payment, such qualification, to the extent it renders the applicable representation materially untrue or breaches the applicable warranty, shall merely be a failure of condition to Lender's obligation to disburse funds under the provisions of EXHIBIT D, as opposed to constituting an Event of Default) that:

      6.1. Authority/Enforceability. Borrower is in substantial compliance with all laws and regulations applicable to its organization, existence and transaction of business and has all necessary rights and powers to own, develop and operate the Property and Improvements as contemplated by the Loan Documents.

      6.2. Binding Obligations. Borrower is authorized to execute, deliver and perform its obligations under the Loan Documents and such obligations are and shall continue to be valid and binding obligations of Borrower.

      6.3. Formation and Organizational Documents. Borrower has delivered to Lender all formation and organizational documents of Borrower, and of the Payment Guarantor, and all such formation and organizational documents remain in full force and effect and have not been amended or modified since they were delivered to or otherwise approved by Lender. Borrower shall immediately provide Lender with copies of any amendments or modifications of the formation or organizational documents, to the extent permitted hereunder.

      6.4. No Violation. Borrower's execution, delivery, and performance under the Loan Documents do not: (a) require any consent or approval not heretofore obtained under any partnership agreement, operating agreement, limited liability company agreement, articles of incorporation, bylaws or other document; (b) materially violate any governmental requirement applicable to the Property and Improvements or any other statute, law, regulation or ordinance or any order or ruling of any court or governmental entity; (c) materially conflict with, or constitute a material breach or default or permit the acceleration of obligations under any agreement, contract, lease, or other document by which the Borrower is or the Property and Improvements are bound or regulated; or (d) materially violate any statute, law, regulation or ordinance, or any order of any court or governmental entity.

      6.5. Compliance with Laws. Borrower has, and at all applicable times shall have obtained, all permits, licenses, exemptions, and approvals necessary to construct, occupy, operate and market the Property and Improvements for the applicable stage of development and operation, and shall maintain substantial compliance with all governmental requirements applicable to the Property and Improvements and all other applicable statutes, laws, regulations and ordinances necessary for the transaction of its business.

      6.6. Litigation. Except as disclosed to Lender in writing, there are no claims, actions, suits, or proceedings pending, or to Borrower's knowledge threatened, against Borrower, Payment Guarantor or affecting the Property or Improvements that are of a material nature and that, if successfully prosecuted against Borrower or Payment Guarantor, as applicable, would create a material adverse change in the financial condition of either Borrower or Payment Guarantor.

      6.7. Financial Condition. All financial statements and information relating to the financial condition of Borrower, Payment Guarantor, the Property, and the Improvements, which have been heretofore and hereafter are delivered to Lender by Borrower, fairly and accurately represent as of the date of such delivery the financial condition of the subject thereof and have been prepared (except as noted therein) in accordance with generally accepted accounting principles consistently applied. Borrower acknowledges and agrees that Lender may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

      6.8. [Deleted]

      6.9. Loan Proceeds and Adequacy. The undisbursed Loan proceeds, together with Borrower's Funds and all other sums, if any, to be provided by Borrower as shown in EXHIBIT C, are sufficient to construct the Improvements in accordance with the terms and conditions of this Agreement.

      6.10. Accuracy. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any material misrepresentation or omission.

      6.11. Tax Liability. Borrower has filed all required federal, state, county and municipal tax returns and has paid all taxes and assessments owed and payable by Borrower or with respect to the Property, and Borrower has no knowledge of any basis for any additional payment with respect to any such taxes and assessments.

      6.12. Utilities. Subject to the provisions of Section 4.3 of this Agreement, all utility services, including, without limitation, gas, water, sewage, electrical and telephone, necessary for the development and occupancy of the Property and Improvements are available at or within the boundaries of the Property, or Borrower has taken all steps reasonably necessary to date to assure that all such services will be available upon completion of the Improvements.

      6.13. Compliance. Borrower is familiar with and in substantial compliance with all governmental requirements for the development of the Property and construction of the Improvements and, subject to the provisions of Section 4.3 of this Agreement, will substantially conform to and comply with all governmental requirements and the Plans and Specifications.

      6.14. Americans With Disabilities Act Compliance. The Improvements have been or will be designed and shall be constructed and completed, and thereafter maintained, in general accordance and substantial compliance with all of the requirements of the Americans with Disabilities Act, of July 26, 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C.Section 12101, et seq., as amended from time to time. Borrower shall be responsible for all ADA compliance costs; provided however, Lender acknowledges and agrees that construction and operation of portions of the Improvements which are intended to satisfy the foregoing representation and warranty and any related covenant of Borrower may be funded by the Loan.

      6.15. Business Loan. The Loan is a business loan transaction in the stated amount solely for the purpose of carrying on the business of Borrower and none of the proceeds of the Loan will be used for the personal, family or agricultural purposes of the Borrower.

                         ARTICLE 7. HAZARDOUS MATERIALS

      7.1. Special Representations and Warranties. Without in any way limiting the other representations and warranties set forth in this Agreement, and after reasonable investigation and inquiry, and except as disclosed in the Environmental Report or otherwise disclosed in writing to Lender prior to the date of this Agreement, Borrower hereby specially represents and warrants to the best of Borrower's knowledge as of the date of this Agreement as follows:

            (a) Hazardous Materials. The Property and Improvements are not and have not been a site for the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any oil, flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, hazardous wastes, toxic or contaminated substances or similar materials, including, without limitation, any substances which are "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "wastes," "regulated substances," "industrial solid wastes," or "pollutants" under the Hazardous Materials Laws, as described below, and/or other applicable environmental laws, ordinances or regulations (collectively, the "Hazardous Materials"). "Hazardous Materials" shall not include commercially reasonable amounts of such materials used in the ordinary course of preparation of the Property for construction, construction of the Improvements and operation of the Property which are used and stored in accordance with all applicable environmental laws, ordinances and regulations.

            (b) Hazardous Materials Laws. The Property and Improvements are in substantial compliance with all laws, ordinances and regulations relating to Hazardous Materials ("Hazardous Materials Laws"), including, without limitation: the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986, "CERCLA"), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq.; and all comparable state and local laws, laws of other applicable jurisdictions or orders and regulations.

            (c) Hazardous Materials Claims. There are no claims or actions ("Hazardous Materials Claims") pending or threatened against Borrower, the Property or Improvements by any governmental entity or agency or by any other person or entity relating to Hazardous Materials or pursuant to the Hazardous Materials Laws.

            (d) Border Zone Property. The Property has not been designated as Border Zone Property under the provisions of California Health and Safety Code, Sections 25220 et seq. and there has been no occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

      7.2. Hazardous Materials Covenants. Borrower agrees as follows:

            (a) No Hazardous Activities. Except for the implementation of remediation programs or plans required under agreements, orders or consent decrees referenced in the Environmental Report, Borrower shall not cause or permit the Property or Improvements to be used as a site for the use, generation, manufacture, storage, treatment, release, discharge, disposal, transportation or presence of any Hazardous Materials.

            (b) Compliance. Except to the extent such compliance is to be the result of the implementation of remediation programs or plans required under agreements, orders or consent decrees referenced in the Environmental Report, Borrower shall comply and cause the Property and Improvements to comply with all Hazardous Materials Laws.

            (c) Notices. Except for those matters set forth in the Environmental Report or otherwise disclosed in writing to Lender prior to the date of this Agreement, Borrower shall immediately notify Lender in writing of: (i) the discovery of any Hazardous Materials on, under or about the Property and Improvements; (ii) any knowledge by Borrower that the Property and Improvements are not in material compliance with any Hazardous Materials Laws; (iii) any Hazardous Materials Claims; and (iv) the discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be designated as Border Zone Property.

            (d) Remedial Action. Except with respect to any Hazardous Materials, violations of Hazardous Materials Laws and Hazardous Materials Claims that are to be remedied by the implementation of remediation programs or plans required under agreements, orders or consent decrees referenced in the Environmental Report, in response to the presence of any Hazardous Materials on, under or about the Property or Improvements, Borrower shall immediately take, at Borrower's sole expense, all remedial action required by any Hazardous Materials Laws or any judgment, consent decree, settlement or compromise in respect to any Hazardous Materials Claims.

            (e) Inspection By Lender. Upon reasonable prior notice to Borrower, Lender, its employees and agents, may from time to time (whether before or after the commencement of a nonjudicial or judicial foreclosure proceeding) enter and inspect the Property and Improvements for the purpose of determining the existence, location, nature and magnitude of any past or present release or threatened release of any Hazardous Materials into, onto, beneath or from the Property and Improvements.

            (f) Hazardous Materials Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES,

LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF THE USE, GENERATION, MANUFACTURE, STORAGE, DISPOSAL, THREATENED DISPOSAL, TRANSPORTATION OR PRESENCE OF HAZARDOUS MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY OR IMPROVEMENTS. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE THE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

            (g) Legal Effect of Section. Borrower and Lender agree that: (a) this Article VII is intended as Lender's written request for information (and Borrower's response) concerning the environmental condition of the real property security as required by California Code of Civil Procedure Section 726.5; and
(b) each provision in this Article (together with any indemnity applicable to a breach of any such provision) with respect to the environmental condition of the real property security is intended by Lender and Borrower to be an "environmental provision" for purposes of California Code of Civil Procedure
Section 736, and as such it is expressly understood that Borrower's duty to indemnify Lender hereunder shall survive: (i) any judicial or non-judicial foreclosure under the Deed of Trust, or transfer of the Property in lieu thereof; (ii) the release and reconveyance or cancellation of the Deed of Trust; and (iii) the satisfaction of all of Borrower's obligations under the Loan Documents.

                          ARTICLE 8. SET ASIDE LETTERS

      8.1. Set Aside Letters. If, at Borrower's request, Lender issues any letter or letters ("Set Aside Letter") to any governmental agency ("Obligee") or bonding company ("Surety") whereby Lender agrees to allocate Loan proceeds for the construction of off-site, common area, or other improvements required by any governmental agency or for which bonds may be required ("Bonded Work") in connection with the development of the Property, Borrower represents, warrants, covenants and agrees as follows:

            (a) The sum which Borrower requests Lender to allocate for the Bonded Work shall be sufficient to pay for the construction and completion cost of the Bonded Work in accordance with any agreement between Borrower and Obligee or as may be required under the Project Entitlements, and a copy of such agreement shall be furnished to Lender by Borrower prior to and as a condition precedent to the issuance by Lender of any Set Aside Letter;

            (b) Lender is irrevocably and unconditionally authorized to disburse to the Obligee or Surety all or any portion of said allocated Loan proceeds upon a demand of such Surety or Obligee made in accordance with the terms and conditions of the Set Aside Letter;

            (c) Any disbursements or payments which Lender makes or may be obligated to make under any Set Aside Letter, whether made directly to the Surety, Obligee, or to others for completion of all or part of the Bonded Work, shall be deemed a disbursement under this Agreement to or for the benefit or account of Borrower;

            (d) BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER FROM ANY CLAIM, DEMAND, CAUSE OF ACTION, DAMAGE, LOSS OR LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY COURT COSTS AND ATTORNEYS' FEES AND EXPENSES, WHICH LENDER MAY SUFFER OR INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF ITS ISSUANCE OF OR COMPLIANCE WITH ANY REQUESTED SET ASIDE LETTER. BORROWER SHALL PAY ANY INDEBTEDNESS ARISING UNDER THIS INDEMNITY TO LENDER IMMEDIATELY UPON DEMAND OF LENDER. BORROWER'S DUTY TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER HEREUNDER SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE NOTE AND THE FULL OR PARTIAL RELEASE OR RECONVEYANCE OF THE DEED OF TRUST OR OTHER LOAN DOCUMENTS;

            (e) Lender shall have no obligation to release any collateral or security under the Loan Documents unless and until Lender has received a full and final written release of its obligations under each Set Aside Letter; and

            (f) Lender is not obligated to issue any Set Aside Letter and may refuse to do so in Lender's sole and absolute discretion, excepting only the following Set Aside Letters: None.

                        ARTICLE 9. COVENANTS OF BORROWER

      9.1. Expenses. Borrower shall immediately pay Lender upon demand all Lender's reasonable out-of-pocket costs and expenses actually incurred by Lender in connection with: (a) the preparation of this Agreement, all other Loan Documents and Other Related Documents contemplated hereby; (b) the administration of this Agreement, the other Loan Documents and Other Related Documents for the term of the Loan; and (c) the enforcement or satisfaction by Lender of any of Borrower's obligations under this Agreement, the other Loan Documents or the Other Related Documents. For all purposes of this Agreement, Lender's costs and expenses shall include, without limitation, all appraisal fees, cost engineering and inspection fees, legal fees and expenses, accounting fees, environmental consultant fees, auditor fees, and the cost to Lender of any title insurance premiums, title surveys, reconveyance and notary fees. Borrower recognizes and agrees that Lender may, at its option, require inspection of the Property and Improvements by an independent supervising architect and/or cost engineering specialist: (i) prior to each advance; (ii) at least once each month during the course of construction even though no disbursement is to be made for that month;
(iii) upon completion of the Improvements; and (iv) at least semi-annually thereafter during the term of the Loan. To the extent that any of the foregoing are performed or incurred by employees of Lender or any Affiliate of Lender, no such costs, or any associated travel, lodging, subsistence or other expenses for such goods and services shall be owed by Borrower.

      9.2. ERISA Compliance. Borrower shall at all times comply with the provisions of ERISA with respect to any retirement or other employee benefit plan to which it is a party as employer, and as soon as possible after Borrower knows, or has reason to know, that any Reportable Event (as defined in ERISA) with respect to any such plan of Borrower has occurred, it shall furnish to Lender a written statement setting forth details as to such Reportable Event and the action, if any, which Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to the Pension Benefit Guaranty Corporation.

      9.3. Leasing. Once the Improvements are completed and ready for occupancy, Borrower shall use its commercially reasonable efforts to maintain all leasable space in the Property leased at no less than fair market rental rates.

      9.4. Approval of Leases. EXHIBIT E sets forth certain leasing parameters applicable to the Property. Borrower shall not execute any proposed lease not conforming to such leasing parameters without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

      9.5. Revenue to be Applied to Debt Service. Following the occurrence and during the continuation of any Default, no Distributions shall be made or distributed to any partner, venturer, member or equity investor of Borrower.

      9.6. Subdivision Maps. Prior to recording any final map, plat, parcel map, lot line adjustment or other subdivision map of any kind covering any portion of the Property (collectively, "Subdivision Map"), Borrower shall submit such Subdivision Map to Lender for Lender's review and approval, which approval shall not be unreasonably withheld. Within ten (10) Business Days after Lender's receipt of such Subdivision Map, Lender shall provide Borrower written notice if Lender disapproves of said Subdivision Map. Lender shall be deemed to have approved the Subdivision Map if such notice is not so provided to Borrower. Within five (5) Business Days after Lender's request, Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map. In connection with and promptly after the recordation of any amendment or other modification to the Deed of Trust recorded in connection with such amendments,

Borrower shall deliver to Lender, at Borrower's sole expense, a title endorsement to the Title Policy in form and substance satisfactory to Lender insuring the continued first priority lien of the Deed of Trust. Subject to the execution and delivery by Borrower of any documents required under this Section, Lender shall, if required by applicable law, sign any Subdivision Map approved, or deemed to be approved, by Lender pursuant to this Section.

      9.7. Further Assurances. Upon Lender's request and at Borrower's sole cost and expense, Borrower shall execute, acknowledge and deliver any other instruments and perform any other acts necessary, desirable or proper, as determined by Lender, to carry out the purposes of this Agreement and the other Loan Documents or to perfect and preserve any liens created by the Loan Documents.

      9.8. Assignment. Without the prior written consent of Lender, Borrower shall not assign Borrower's interest under any of the Loan Documents, or in any monies due or to become due thereunder, and any assignment without such consent shall be void. In this regard, Borrower acknowledges that Lender would not make this Loan except in reliance on Borrower's expertise, reputation, prior experience in developing and constructing commercial real property, Lender's knowledge of Borrower, and Lender's understanding that this Agreement is more in the nature of an agreement involving personal services than a standard loan where Lender would rely on security which already exists.

      9.9. Management of Property. Without the prior written consent of Lender, Borrower shall not enter into any agreement providing for the management, leasing or operation of the Property or Improvements, other than the Development and Management Agreements.

      9.10. Governing Documents. Without the prior written consent of Lender, Borrower shall not modify or permit to be modified the formation or organizational documents of WEO, the Project Entity or Borrower, or any partners, joint venturers or members thereof.

      9.11. WAIVER OF FIDUCIARY CLAIMS. BORROWER ACKNOWLEDGES THAT EOP INVESTOR, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, EOP PROJECT INVESTOR, THE PROJECT ENTITY, AND CERTAIN AFFILIATES THEREOF (COLLECTIVELY, "EQUITY"), ARE AFFILIATES OF LENDER. NEVERTHELESS, BORROWER ACKNOWLEDGES AND AGREES THAT LENDER IS ADVANCING FUNDS TO BORROWER AS EVIDENCED BY THIS AGREEMENT SOLELY IN ITS ROLE AS A THIRD PARTY LENDER, AND THAT THIS AGREEMENT AND ANY OTHER LOAN DOCUMENTS, TOGETHER WITH LENDER'S RIGHT TO EXERCISE ITS REMEDIES AS A LENDER IN THE EVENT OF ANY DEFAULT, IS COMPLETELY SEPARATE FROM EQUITY'S DIRECT OR INDIRECT OWNERSHIP OF CONSTITUENT MEMBERSHIP INTERESTS IN

BORROWER. BORROWER FURTHER ACKNOWLEDGES THAT LENDER WOULD NOT HAVE MADE THE LOAN TO BORROWER WITHOUT THE WAIVER SET FORTH BELOW. THEREFORE, BORROWER, FOR ITSELF AND ON BEHALF OF BORROWER'S AFFILIATES AND ALL CONSTITUENT MEMBERS AND MANAGERS OF EITHER, HEREBY WAIVES ANY RIGHT THAT IT OR ANY SUCH AFFILIATE OR ANY OF SUCH CONSTITUENT MEMBERS OR MANAGERS WOULD OTHERWISE HAVE, UNDER ANY OF THE LOAN DOCUMENTS OR OTHERWISE UNDER ANY LEGAL THEORY BASED UPON STATUTORY OR COMMON LAW, TO BRING ANY CLAIM AGAINST LENDER OR ANY PARTY THAT CONTROLS LENDER, ASSERTING THAT LENDER'S ADVANCING FUNDS PURSUANT TO THIS AGREEMENT OR LENDER'S EXERCISE OF ITS RIGHTS OR REMEDIES AS A LENDER HEREUNDER OR UNDER THE DEED OF TRUST OR ANY OTHER LOAN DOCUMENTS, CONSTITUTES A BREACH BY LENDER OR ANY PARTY THAT CONTROLS LENDER OF ANY FIDUCIARY DUTY TO BORROWER, ANY BORROWER AFFILIATE OR TO THE CONSTITUENT MEMBERS OR MANAGERS OF EITHER. BY INITIALING BELOW, BORROWER ACKNOWLEDGES THAT IT WAS ADVISED BY COMPETENT LEGAL COUNSEL IN REVIEWING THIS PROVISION, INCLUDING, WITHOUT LIMITATION, A DETAILED DISCUSSION OF THE FACT THAT LENDER'S EXERCISE OF ITS REMEDIES (FOR EXAMPLE, IN THE CONTEXT OF COST OVERRUNS THAT BORROWER IS UNABLE TO FUND) WOULD DISPROPORTIONATELY AFFECT BORROWER'S CONSTITUENT MEMBERS WHO HOLD DISPROPORTIONATE PROFITS INTEREST IN BORROWER, AND THAT IT HAS ELECTED TO WAIVE ITS RIGHTS AND THE RIGHTS OF EACH BORROWER AFFILIATE AND EACH OF THEIR CONSTITUENT MEMBERS AND MANAGERS AS PROVIDED ABOVE IN CONSIDERATION OF LENDER'S AGREEMENT TO ADVANCE THE FUNDS EVIDENCED BY THIS AGREEMENT.

      -----------------
      Borrower

                        ARTICLE 10. REPORTING COVENANTS

      10.1. Financial Information. Borrower hereby consents to Lender's obtaining from other parties copies of any and all reports that Borrower delivers to any party under the provisions of Article 6 of the Operating Agreement of WEO, as well as any and all reports to be delivered to any party under the provisions of the limited liability company agreement or operating agreement of the Project Entity. In addition, on or before the tenth (10th) day of each month, Borrower shall deliver to Lender a reconciliation showing the balance of the Working Capital Reserve Account as of the beginning of the first day of the preceding calendar month, the balance of the Working Capital Reserve as of the end of the last day of the preceding calendar month, and a line item listing of all expenditures, together with supporting documentation, of amounts expended from the Working Capital Reserve Account during such period.

      To the extent not otherwise obtained as provided above, within thirty (30) days after Lender's request, Borrower shall also deliver to Lender such quarterly and other financial information regarding the Property, or Borrower or Payment Guarantor. If audited financial information is prepared, Borrower shall deliver to Lender copies of that information within fifteen (15) days after its final preparation. Except as otherwise agreed to by Lender, all such financial information shall be prepared in accordance with generally accepted accounting principles consistently applied. Upon written request of Lender, Borrower use good faith efforts to obtain and deliver to Lender any specific financial reports and information pertaining to the members, managers, partners and shareholders of Borrower.

      10.2. Books and Records. Borrower shall maintain complete books of account and other records for the Property and Improvements and for disbursement and use of the proceeds of the Loan and Borrower's Funds, and the same shall be available for inspection and copying by Lender upon reasonable prior notice.

                       ARTICLE 11. DEFAULTS AND REMEDIES

      11.1. Default. The occurrence of any one or more of the following shall constitute an event of default (hereinafter, "Default") under this Agreement and the other Loan Documents:

            (a) Monetary. Borrower's failure to pay within ten (10) Business Days following the date of delivery of written notice from Lender to Borrower that such amount was not received when due, any sums payable under the Note or any of the other Loan Documents or Borrower's failure to deposit any Borrower's Funds as and when required under this Agreement; provided, however, that if such written notice from Lender is an Out of Balance Notice, then, in lieu of such 10-Business Day period, Borrower shall have a thirty (30) day period following the date of delivery of such Out of Balance Notice before a Default shall occur in which to deposit funds equal to the amount of the applicable deficiency into the Borrower's Funds Account, as contemplated by the provisions of Section 3.1(b); further, provided, however, that no such notice or cure period shall apply at maturity or upon acceleration; or

            (b) Performance of Obligations. Borrower's failure to perform any obligation in addition to those in Section 11.1(a) above under any of the Loan Documents within thirty (30) days following the date of delivery of written notice from Lender; provided, however, that if a longer or shorter cure period is expressly provided for the remedy of any such failure, Borrower's failure to perform will not constitute a Default until such longer or shorter date as the specified cure period expires; but provided further, however, if such Default is curable, but the nature of such failure is such that it cannot reasonably be cured within said thirty (30) days (or longer or shorter specified cure period), then if Borrower fails to commence a cure thereof within said time and thereafter fails to diligently pursue a cure thereof and fails to complete same within ninety (90) days after Lender's written demand; or a default by Borrower (following any applicable notice and cure period) under any of the Other Related Documents; or

            (c) Construction; Use. (i) There is any material deviation in the work of construction from the Plans and Specifications or governmental requirements from that required under this Agreement or the appearance or use of defective workmanship or materials in constructing the Improvements, and Borrower fails to remedy the same to Lender's satisfaction within ten (10) Business Days after Lender's written demand to do so, or if the nature of such deviation or defect is curable but such that it cannot reasonably be cured within said ten (10) Business Days, then if Borrower fails to commence a cure thereof within said ten (10) Business Days and thereafter fails to diligently pursue a cure thereof and complete same within ninety (90) days after Lender's written demand; or (ii) subject to the provisions of Section 4.3, there is a cessation of construction of the Improvements prior to completion for a continuous period of more than fifteen (15) days; or (iii) the construction, renovation, sale or leasing of any of the Improvements in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than forty-five (45) days; or (iv) subject to the provisions of Section 4.3, utilities or other public services necessary for the full occupancy and utilization of the Property and Improvements are curtailed for a continuous period of more than thirty (30) days; or

            (d) Liens, Attachment; Condemnation. (i) The recording of any claim of lien against the Property or Improvements or the service on Lender of any bonded stop notice relating to the Loan and the continuance of such claim of lien or bonded stop notice for twenty (20) days without discharge, satisfaction or provision for payment being made by Borrower in a manner satisfactory to Lender, subject to the provisions of Section 4.9 hereof and Section 5.5 of the Deed of Trust ; or (ii) the condemnation, seizure or appropriation of, or occurrence of an uninsured casualty with respect to any material portion of the Property or Improvements that is not otherwise offset by Borrower's deposit of sufficient restoration funds (including any applicable deductible amount under any applicable policy of casualty insurance) into the Borrower's Funds Account within forty-five (45) days after the occurrence of such event; or (iii) the sequestration or attachment of, or any levy or execution upon any of the Property or Improvements, any other collateral provided by Borrower under any of the Loan Documents, any monies in the Account or in the Borrower's Funds Account, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of forty-five (45) days or the sale of the assets affected thereby; or

            (e) Representations and Warranties. (i) The material failure of any representation or warranty of Borrower in any of the Loan Documents to be true, correct and complete as of the date made, and the continuation of such failure for more than ten (10) Business Days after written notice to Borrower from Lender requesting that Borrower cure such failure; or

            (f) Voluntary Bankruptcy; Insolvency; Dissolution. (i) The filing of a petition by Borrower for relief under the Bankruptcy Code, or under any other present or future state or federal law regarding bankruptcy, reorganization or other debtor relief law; (ii) a general assignment by Borrower for the benefit of creditors; or (iii) Borrower applying for, or the appointment of, a receiver, trustee, custodian or liquidator of Borrower or any of its property; or

            (g) Involuntary Bankruptcy. (i) The filing of any pleading or an answer by Borrower in any involuntary proceeding under the Bankruptcy Code or other debtor relief law which admits the jurisdiction of the court or the petition's material allegations regarding Borrower's insolvency; or (ii) the failure of Borrower to effect a full dismissal of any involuntary petition under the Bankruptcy Code or under any other debtor relief law that is filed against Borrower or in any way restrains or limits Borrower or Lender regarding the Loan, the Property or the Improvements, prior to the earlier of the entry of any court order granting relief sought in such involuntary petition, or forty-five
(45) days after the date of filing of such involuntary petition; or

            (h) Partners; Indemnitors. The occurrence of any of the events specified in Section 11.1(f) or 11.1(g) as to Payment Guarantor or Wilson Investors - California, LLC, a Delaware limited liability company ("WIC"); or

            (i) Change In Management or Control. The occurrence of any material management or organizational change in Borrower or in the partners, venturers or members of Borrower, excluding Permitted Transfers, but including, without limitation, any dispute among the constituent members or partners of Borrower, involving as at least one of the disputants a party that is neither WEO nor Equity (nor any party controlling, controlled by or under common control with either), and which Lender determines, in its sole and absolute discretion, shall have a material adverse effect on the Loan, on the Property and Improvements, or on the ability of Borrower or its partners, venturers or members to perform their obligations under the Loan Documents; or

            (j) Loss of Priority. The failure at any time of the Deed of Trust to be a valid first lien upon the Property and Improvements or any portion thereof, other than as a result of any release or reconveyance of the Deed of Trust with respect to all or any portion of the Property and Improvements pursuant to the terms and conditions of this Agreement; or

            (k) Hazardous Materials. The discovery of any significant Hazardous Materials in, on or about the Property or Improvements subsequent to the Effective Date (to the extent not disclosed in the Environmental Report or otherwise disclosed in writing to Lender prior to the date of this Agreement); provided, however, if such Default is curable, but the nature of such failure is such that it cannot reasonably be cured within thirty (30) days, then if Borrower fails to commence a cure thereof within said time and thereafter fails to diligently pursue a cure thereof and fails to complete same within ninety
(90) days after Lender's written demand. Any such Hazardous Materials shall be "significant" for this purpose if said Hazardous Materials, in Lender's sole discretion, have a materially adverse impact on the value of the Property and Improvements.

      Notwithstanding any of the foregoing or anything to the contrary in this Agreement, to the extent that any Default can be cured by the payment of money directly to Lender, to Borrower's Funds Account or to any third party to reimburse same for materials or services already delivered or performed or for the purpose of delivering materials or performing services which if so done would cure said Default, the applicable cure period specified in this Agreement shall be extended by an additional sixty (60) days to allow Borrower to undertake any necessary capital calls or to seek or arrange the necessary partnership loans.

      11.2. Acceleration Upon Default; Remedies. Upon the occurrence of any Default specified in this Article XI, Lender may, at its sole option, declare all sums owing to Lender under the Note, this Agreement and the other Loan Documents immediately due and payable. Upon such acceleration, Lender may, in addition to all other remedies permitted under this Agreement and the other Loan Documents and at law or equity, apply any sums in the Account and Borrower's Funds Account to the sums owing under the Loan Documents and any and all obligations of Lender to fund further disbursements under the Loan shall terminate.

      11.3. Disbursements to Third Parties. Upon the occurrence of a Default occasioned by Borrower's failure to pay money to a third party as required by this Agreement, Lender may but shall not be obligated to make such payment from the Loan proceeds, Borrower's Funds, or other funds of Lender. If such payment is made from proceeds of the Loan or from Borrower's Funds, Borrower shall immediately deposit with Lender, upon written demand, an amount equal to such payment. If such payment is made from funds of Lender, Borrower shall immediately repay such funds upon written demand of Lender. In either case, the Default with respect to which any such payment has been made by Lender shall not be deemed cured until such deposit or repayment (as the case may be) has been made by Borrower to Lender.

      11.4. Lender's Completion of Construction. Upon the occurrence of a Default, Lender may, upon five (5) Business Days prior written notice to Borrower, and with or without legal process, take possession of the Property and Improvements, remove Borrower and all agents, employees and contractors of Borrower from the Property and

Improvements, complete the work of construction and market for lease and lease space within the Property and/or Improvements. For this purpose, Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower's name, take or omit to take any action Lender may deem appropriate with respect to third parties, including, without limitation, exercising Borrower's rights under all contracts concerning the Property and/or Improvements, but excluding the Loan Documents.

      11.5. Lender's Cessation of Construction. If Lender determines at any time that the Improvements are not being constructed substantially in accordance with the requirements under this Agreement, then upon the occurrence of a Default therefor, Lender may, upon five (5) Business Days prior written notice to Borrower, immediately cause all construction to cease on any of the Improvements affected by the condition of nonconformance. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Improvements affected by the condition of nonconformance until such time as Lender notifies Borrower in writing that the nonconforming condition has been corrected.

      11.6. Termination or Continuation of Development and Management Agreements. Upon the occurrence of a Default wherein Lender elects to accelerate the Loan and records a notice of default to foreclose the lien of the Deed of Trust, Lender may elect to require Borrower to terminate the Development and Management Agreements (and Borrower shall immediately do so), without any termination fee or penalty, provided that all fees and expenses previously accrued thereunder up to the effective date of such termination are paid in full; provided however, so long as the Development and Management Agreements are not terminated, the respective party or parties performing services thereunder shall be entitled to continue to receive all fees and expenses owed such party or parties under the applicable Development and Management Agreements. In the event that Borrower reinstates the Loan under California law prior to the foreclosure of the lien of the Deed of Trust, such Development and Management Agreements shall be deemed to have been reinstated as of the date of such reinstatement of the Loan.

      11.7. Repayment of Funds Advanced. Any funds expended by Lender in the exercise of its rights or remedies under this Agreement and the other Loan Documents shall be payable to Lender upon demand, together with interest at the rate applicable to the principal balance of the Note from the date the funds were expended.

      11.8. Rights Cumulative, No Waiver. All Lender's rights and remedies provided in this Agreement and the other Loan Documents, together with those granted by law or at equity, are cumulative and may be exercised by Lender at any time. Lender's exercise of any right or remedy shall not constitute a cure of any Default unless all sums then due and payable to Lender under the Loan Documents are repaid and Borrower has cured all other Defaults. No waiver shall be implied from any failure of Lender to take, or any delay by Lender in taking, action concerning any Default or failure of condition under the Loan Documents, or from any previous waiver of any similar or unrelated Default or failure of condition. Any waiver or approval under any of the Loan Documents must be in writing and shall be limited to its specific terms.

                      ARTICLE 12. MISCELLANEOUS PROVISIONS

      12.1. Indemnity. BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER, ITS DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (B) THE FAILURE OF BORROWER TO PERFORM ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (C) ANY FAILURE AT ANY TIME OF ANY OF BORROWER'S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (D) ANY ACT OR OMISSION BY BORROWER, ANY CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY OF THE PROPERTY OR IMPROVEMENTS, EXCEPT TO THE EXTENT CAUSED OR CONTRIBUTED TO BY THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LENDER. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER'S DUTY AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE DEED OF TRUST.

      12.2. Form of Documents. The form and substance of all documents, instruments, and forms of evidence to be delivered to Lender under the terms of this Agreement and any of the other Loan Documents shall be subject to Lender's approval and shall not be modified, superseded or terminated in any respect without Lender's prior written approval, except to the extent otherwise provided in this Agreement.

      12.3. No Third Parties Benefited. No person other than Lender and Borrower and their permitted successors and assigns shall have any right of action under any of the Loan Documents.

      12.4. Notices. All notices, demands, or other communications under this Agreement and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth on the signature page of this Agreement and as specified in EXHIBIT D (subject to change from time to time by written notice to all other parties to this Agreement). All communications shall be deemed served upon delivery of, or if mailed, upon receipt or rejection after the deposit in the United States Postal Service mail, certified postage prepaid-return receipt requested and addressed to the address of Borrower or Lender at the address specified; provided, however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

      12.5. Attorney-in-Fact. Borrower hereby irrevocably appoints and authorizes Lender, as Borrower's attorney-in-fact, which agency is coupled with an interest, to execute and/or record in Lender's or Borrower's name any notices, instruments or documents that Lender deems appropriate to protect Lender's interest under any of the Loan Documents.

      12.6. Actions. Borrower agrees that Lender, in exercising the rights, duties or liabilities of Lender or Borrower under the Loan Documents, may commence, appear in or defend any action or proceeding purporting to affect the Property, the Improvements, or the Loan Documents and Borrower shall immediately reimburse Lender upon demand for all such expenses so incurred or paid by Lender, including, without limitation, attorneys' fees and expenses and court costs.

      12.7. Right of Contest. Borrower may contest in good faith any claim, demand, levy or assessment (other than liens and stop notices, subject to the provisions of Section 4.9 of this Agreement) by any person other than Lender which would constitute a Default if: (a) Borrower pursues the contest diligently, in a manner which Lender determines is not prejudicial to Lender, and does not impair the rights of Lender under any of the Loan Documents; and
(b) Borrower deposits with Lender any funds or other forms of assurance which Lender in good faith determines from time to time appropriate to protect Lender from the consequences of the contest being unsuccessful. Borrower's compliance with this Section shall operate to prevent such claim, demand, levy or assessment from becoming a Default.

      12.8. Relationship of Parties. The relationship of Borrower and Lender under the Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes any responsibility or duty to Borrower or to any third party with respect to the Property or Improvements, except as expressly provided in this Agreement and the other Loan Documents.

      12.9. Delay Outside Lender's Control. Lender shall not be liable in any way to Borrower or any third party for Lender's failure to perform or delay in performing under the Loan Documents if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any governmental or local authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockade (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender's control.

      12.10. Attorneys' Fees and Expenses; Enforcement. If any attorney is engaged by Lender to enforce or defend any provision of this Agreement, any of the other Loan Documents or Other Related Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of the Borrower, then Borrower shall immediately pay to Lender, upon demand, the amount of all attorneys' fees and expenses and all costs incurred by Lender in connection therewith, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

      12.11. Immediately Available Funds. Unless otherwise expressly provided for in this Agreement, all amounts payable by Borrower to Lender shall be payable only in United States currency, immediately available funds.

      12.12. Lender's Consent. Wherever in this Agreement there is a requirement for Lender's consent and/or a document to be provided or an action taken "to the satisfaction of Lender", it is understood by such phrase that Lender shall exercise its consent, right or judgment in a reasonable manner given the specific facts and circumstance applicable at the time.

      12.13. Signs. Lender may place on the Property reasonable signs standard to construction loan transactions stating that construction financing is being provided by Lender and any other lenders or participants in the Loan, subject to the requirements of the Project Entitlements and applicable law.

      12.14. Lender's Agents. Lender may designate an agent or independent contractor to exercise any of Lender's rights under this Agreement and any of the other Loan Documents. Any reference to Lender in any of the Loan Documents shall include Lender's agents, employees or independent contractors. Borrower shall pay the costs of such agent or independent contractor either directly to such person or to Lender in reimbursement of such costs, as applicable.

      12.15. Tax Service. Lender is authorized to secure, at Borrower's expense, a tax service contract with a third party vendor which shall provide tax information on the Property and Improvements satisfactory to Lender.

      12.16. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

      12.17. Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under the Note or this Agreement or any other Loan Document, or the right of collectibility therefor, are declared to be or become invalid, illegal or unenforceable, Lender's obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

      12.18. Heirs, Successors and Assigns. Except as otherwise expressly provided under the terms and conditions of this Agreement, the terms of the Loan Documents shall bind and inure to the benefit of the heirs, successors and assigns of the parties.

      12.19. Time. Time is of the essence of each and every term of this Agreement.

      12.20. Headings. All article, section or other headings appearing in this Agreement and any of the other Loan Documents are for convenience of reference only and shall be disregarded in construing this Agreement and any of the other Loan Documents.

      12.21. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California, except to the extent preempted by federal laws. Borrower and all persons and entities in any manner obligated to Lender under the Loan Documents consent to the jurisdiction of any federal or state court within the State of California having proper venue and also consent to service of process by any means authorized by California or federal law.

      12.22. Integration; Interpretation. The Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. The Loan Documents shall not be modified except by written instrument executed by all parties. Any reference in any of the Loan Documents to the Property or Improvements shall include all or any part of the Property or Improvements. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Lender in writing.

      12.23. Joint and Several Liability. The liability of all persons and entities obligated in any manner under this Agreement and any of the Loan Documents shall be joint and several.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      12.24. Counterparts. This Agreement, any of the other Loan Documents (except for the Note), any Other Related Documents and any subsequent modifications, amendments, waivers, consents or supplements thereof, if any, may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all such counterparts together, shall constitute one and the same instrument.

      IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

                         "Lender"

                         Riverside Finance Company, L.L.C.,
                         a Delaware limited liability company

                         By: EOP Operating Limited Partnership,
                             a Delaware limited partnership,
                             its sole member

                             By: Equity Office Properties Trust,
                                 a Maryland real estate investment trust,
                                 its general partner


                                 By: /s/ Robert J. Winter, Jr.
                                     -------------------------------------------

                                 Name: Robert J. Winter, Jr.
                                       -----------------------------------------

                                 Title: Senior Vice President - Development
                                        Investments
                                        ----------------------------------------

                         Lender's Address:

                         Two North Riverside Plaza
                         Chicago, IL 60606
                         Attention: General Counsel

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                         "Borrower"

                         FOUNDRY SQUARE ASSOCIATES II, LLC,
                         a California limited liability company

                         By: Foundry Square Investors II, LLC,
                             a California limited liability company,
                             its Manager

                             By: Wilson/Equity Office, LLC,
                                 a Delaware limited liability company,
                                 its Manager

                                 By: Wilson Investors - California, LLC,
                                     a Delaware limited liability company,
                                     its Manager


                                     By: /s/ Thomas P. Sullivan
                                         ---------------------------------------
                                         Thomas P. Sullivan
                                     Its: Manager

                         Borrower's Address:

                         c/o Wilson/Equity Office, LLC
                         199 First Street, Suite 200
                         San Francisco, CA  94105
                         Attn: Thomas P. Sullivan, President
                               Jacqueline U. Moore, General Counsel

                                    EXHIBIT A

                             DESCRIPTION OF PROPERTY

      All that certain real property located in the City and County of San Francisco, State of California, described as follows:

CITY OF SAN FRANCISCO

LOT 30, AS SHOWN ON THAT CERTAIN MAP ENTITLED "PARCEL MAP BEING A MERGER OF THE LANDS DESCRIBED IN GRANT DEEDS 7150 O.R. 456, 7487 O.R. 272, 8743 O.R. 272, 8743
O.R. 275, A886 O.R. 12, B387 O.R. 123, B802 O.R. 100, C368 O.R. 769, D387 O.R.
453, AND H723 O.R. 179, ALSO BEING A MERGER OF LOTS 1, 1A, 1B, 2, 4, 22, 23, 24,
25, 26, 28 & 29, FORMER SLOAN ALLEY AND TENNY PLACE & GAPS OF ASSESSOR'S BLOCK 3737, ALSO BEING A PORTION OF 100 VARA BLOCK NO. 342", RECORDED DECEMBER 29, 2000, AS INSTRUMENT NO. 2000-G884926-00 AND FILED IN BOOK 44 OF PARCEL MAPS AT PAGES 164 AND 165, OFFICE OF THE RECORDER OF THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA.

                                    EXHIBIT B

                                    DOCUMENTS

      A. Loan Documents. The documents listed below, numbered 1 through 9, inclusive, and amendments, modifications and supplements thereto which have received the prior written consent of Lender, together with any documents executed in the future that are approved by Lender and that recite that they are "Loan Documents" for purposes of this Agreement are collectively referred to herein as the Loan Documents.

      1. This Agreement;

      2. Promissory Note Secured by Deed of Trust of even date herewith in the original principal amount of the Loan made by Borrower payable to the order of Lender;

      3. Construction Deed of Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date herewith executed by Borrower, as Trustor, to Chicago Title Company, as Trustee, for the benefit of Lender, as Beneficiary;

      4. State of California Uniform Commercial Code - Financing Statement - Form UCC-1, of even date herewith, prepared for Borrower as Debtor;

      5. Assignment of Construction Agreements/Contractor's Consent of even date herewith executed by Borrower and Contractor in favor of Lender;

      6. Assignment of Agreements, Plans and Specifications and Architect's/ Engineer's Consent of even date herewith executed by Borrower and Architect/Engineer in favor of Lender.

      7. Repayment Guaranty of even date herewith executed by Project Entity as Payment Guarantor in favor of Lender;

      8. Security Agreement (Guarantor) of even date executed by Payment Guarantor as Grantor in favor of Lender;

      9. State of California Uniform Commercial Code - Financing Statement - Form UCC-1, of even date herewith, prepared for Payment Guarantor as Debtor.

      B. Other Related Documents (Which Are Not Loan Documents):

         None.

                                    EXHIBIT C

                         FINANCIAL REQUIREMENT ANALYSIS

      The Financial Requirement Analysis set forth herein represents an analysis of the total costs necessary in Borrower's estimation to perform Borrower's obligations under the Loan Documents.

             FOUNDRY SQUARE II - CONSTRUCTION LOAN FORECASTED COSTS

                                                             Amounts Advanced
                                                                  Under            Additional
                   Equity Contributed    Additional Equity     Construction       Amounts To Be
Total Forecasted        By Borrower      To Be Contributed     Loan Through      Advanced Under
     Costs(1)      Through 11/30/01(2)      By Borrower          11/30/01       Construction Loan
----------------   -------------------   -----------------   ----------------   -----------------
  $166,650,190         $49,995,057             $(0)             $26,609,154        $90,045,979

      (1) The Total Forecasted Costs shall be updated monthly by Borrower and submitted with the following month's disbursement request, provided that the Total Cash amount in the Total Forecasted Costs column shall not change, except as expressly permitted in this Agreement.

      (2) Borrower's Required Equity Contribution in the amount of $49,995,057 is reflected in this column.

                                    EXHIBIT D

                                DISBURSEMENT PLAN

      A. Timing of Disbursement. Unless another provision of this Agreement specifies otherwise, on or before the fifteenth (15th) day of each month, Borrower shall submit to:

            Equity Office Properties Trust
            c/o Karen Metz
            Two North Riverside Plaza, Suite 2100
            Chicago, Illinois 60606
            Phone :   (312) 466-3300
            Facsimile:   (312) 466-3403

      with a copy to:

            PNC Real Estate Finance
            c/o Donna Harvey
            249 Fifth Avenue, 18th Floor
            Mail Stop : P1-POPP-18-3
            Pittsburgh, Pennsylvania  15222
            Phone: (412) 768-5048
            Facsimile:  (412) 768-5984

a written itemized statement, signed by Borrower ("Application for Payment") setting forth:

      1. A description of the work performed, material supplied and/or costs incurred or due for which disbursement is requested with respect to any line item ("Item") shown in the Disbursement Budget. Notwithstanding the amount of any line item shown in the Disbursement Budget, Borrower may reallocate amounts among the line items by allocating cost savings in any line item to Contingency, and amounts from the Contingency to any line item with a cost overrun; provided, however, that the sum of (i) the Required Equity Contribution plus (ii) the aggregate amount of all disbursements under the Loan shall not exceed Total Forecasted Costs; and

      2. The total amount incurred, expended and/or due for each requested Item less prior disbursements.

Each Application for Payment by Borrower shall constitute a representation and warranty by Borrower that Borrower is in compliance with all the conditions precedent to a disbursement specified in this Agreement. With respect to Borrower's remaking of the representations and warranties set forth in Article 6 of this Agreement on the date of submission of each Application for Payment, to the extent circumstances have changed for reasons beyond the reasonable control of Borrower such that Borrower must qualify such representations and warranties as of the date of delivery of any such Application for Payment, such qualification, to the extent it renders the applicable representation materially untrue or breaches the applicable warranty, shall merely be a failure of condition to Lender's obligation to disburse funds under the provisions of this EXHIBIT D, as opposed to constituting an Event of Default.

      B. Lender's Right to Condition Disbursements. Lender shall have the right to condition any disbursement upon Lender's receipt in the appropriate form of the following submissions and Lender's reasonable determination that such submissions comply with the requirements set forth below:

      1. The Application for Payment and an itemized requisition for payment;

      2. Bills, invoices, documents of title, vouchers, statements, receipts and any other documents evidencing the total amount expended, incurred or due for any requested Items;

      3. Evidence of Borrower's use of a lien release, joint check and voucher system acceptable to Lender for payments or disbursements to any contractor, subcontractor, materialman, supplier or lien claimant;

      4. Architect's, inspector's and/or engineer's periodic certifications of the percentage and/or stage of construction that has been completed and its conformance to the Plans and Specifications and governmental requirements based upon any such architect's, inspector's and/or engineer's periodic physical inspections of the Property and Improvements;

      5. Waivers and releases of any mechanics' lien, stop notice claim, equitable lien claim or other lien claim rights (conditional for costs to be paid from the current Application for Payment, and unconditional for all prior costs which have been disbursed by Lender by the twenty-fifth (25th) day of the immediately preceding month or were to have been paid from Borrower's own funds under the Disbursement Budget);

      6. Reasonable evidence of Borrower's compliance with the provisions of the Sections of this Agreement entitled CONSTRUCTION and AUTHORITY/ENFORCEABILITY. Where this Agreement calls for the delivery of a certificate as evidence of any action, such certificate, if factually accurate, shall constitute such reasonable evidence;

      7. A written release executed by any surety to whom Lender has issued or will issue a set-aside letter and/or any public entity or agency which is a beneficiary under any


                               Exhibit D - Page 2
instrument of credit, set-aside letter or standby letter of credit which Lender has issued or will issue with respect to the Loan;

      8. For final payment only with respect all or any separate, independent portion of the Improvements, valid, recorded Notice(s) of Completion for the Improvements or any portions of the Improvements for which Notice(s) of Completion may be recorded under applicable law, and final payment lien release waivers (conditional with respect to costs to be paid from such final payment, and unconditional for all other costs);

      9. Certificate of Substantial Completion from the Architect and Engineer, if any, prior to the final retention disbursement;

      10. Any other document, requirement, evidence or information that Lender may have reasonably requested under any provision of the Loan Documents at least thirty (30) days prior to the Application for Payment in question; and

      11. Except with respect to items covered under #12 and #13 below, evidence that any goods, materials, supplies, fixtures or other work in process for which disbursement is requested have been incorporated into the Improvements.

      12. In the event any Application for Payment includes the cost of materials stored at a location other than the Property ("Offsite Materials"), each of the following: (a) evidence that the Offsite Materials have been purchased by Borrower, have been segregated from other materials in the facility and have been appropriately marked to indicate Borrower's ownership thereof and Lender's security interest therein; and (b) evidence that the Offsite Materials are insured as required by this Agreement.

      13. In the event that any Application for Payment includes the cost of materials stored on the Property ("Onsite Materials"), each of the following:
(a) evidence that the Onsite Materials have been purchased for or by Borrower;
(b) evidence that the Onsite Materials are insured as required hereunder; and
(c) evidence that the Onsite Materials are stored in an area on the Property for which adequate security is provided against theft and vandalism.

Borrower acknowledges that this approval process may result in disbursement delays and Borrower hereby consents to all such delays; provided, however, that Lender shall use commercially reasonable efforts to respond to all requests for approval within the time periods designated in this Agreement.

      C. Periodic Disbursement of Construction Costs, Site Work Costs and Offsite Costs. As construction progresses, the amount of the retention as provided under any construction contract to which Borrower is a party (the "Retention") shall be disbursed into the Account or to or for the benefit or account of the Borrower, Property or Improvements upon Borrower's delivery to Lender of (1) the applicable lien releases


                               Exhibit D - Page 3
specified above in Paragraph B.8 of this EXHIBIT D, (2) the applicable certificate specified above in Paragraph B.9 of this EXHIBIT D and (3) solely with respect to the Construction Contract, a duly issued temporary certificate of occupancy for the Improvements and completion of the Improvements in accordance with the Plans and Specifications.

      D. Partial Disbursements. No disbursement shall be made for a particular Application for Payment unless all required supporting materials are included for Items totaling at least sixty-five percent (65%) of the total amount of funds requested thereunder. Subject to the foregoing, to the extent that an unconditional lien release and waiver for an Item that was included in a prior disbursement is not delivered to Lender prior to the date that Lender approves the subsequent disbursement, Lender may withhold from the then current approved disbursement an amount equal to one hundred fifty percent (150%) of the amount for the Item(s) which had been previously funded. Thereafter, such withheld amount shall be disbursed as part of the next ensuing disbursement upon Lender's receipt of the missing unconditional lien release and waiver.

      E. Timing of Disbursements. Lender shall exercise diligent and good faith efforts to disburse funds for all approved Items in any Application for Payment within the applicable Lender Payment Turnaround Period.


                               Exhibit D - Page 4

                                    EXHIBIT E

                               LEASING PARAMETERS

      Office Space: Minimum - $30.00 per square foot annually fully serviced; $45.00 per square foot for tenant improvement allowance.

                                    EXHIBIT F

                             CERTIFICATE OF APPROVAL

      This is a Certificate of Approval, as defined in that certain Construction Loan Agreement between Foundry Square Associates II, LLC, a California limited liability company, as Borrower, and Riverside Finance Company, L.L.C., as Lender, dated as of April 25, 2002. All capitalized and undefined terms used in this Certificate shall have the meanings given them in such Construction Loan Agreement.

      Borrower hereby certifies to Lender that since the date of the immediately preceding Certificate of Approval [or in the case of the first Certificate of Approval, "since the date of the execution of the Loan Agreement"], the following matters, which require the approval of Lender under the Loan Documents, were approved by [EOP INVESTOR] or [EOP PROJECT INVESTOR] in the following manner:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________, and such approval has not been rescinded as of this date. All other matters that arose between the date of the immediately preceding Certificate of Approval [or in the case of the first Certificate of Approval, "since the date of the execution of the Loan Agreement"] do not require the consent of the [EOP INVESTOR] or [EOP PROJECT INVESTOR].

      The undersigned hereby certifies that the matters set forth above are true and correct as of this date.

                                        _________________________________,
                                        a _______________________________

                                        By:______________________________
                                        Its: ____________________________
                                        Date:____________________________

                                    EXHIBIT G

                      SCHEDULE OF PRE-CLOSING DISBURSEMENTS

                  DATE OF ADVANCE               AMOUNT OF ADVANCE
                  ---------------               -----------------
                     8/27/2001                   $   403,870.69
                     8/31/2001                    13,364,460.19
                     9/25/2001                     4,657,366.78
                     10/25/2001                    4,332,949.89
                     11/28/2001                    3,850,506.20
                                                  26,609,153.75

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE 1. DEFINITIONS....................................................     1

      1.1.     Defined Terms..............................................     1
      1.2.     Exhibits Incorporated......................................     6

ARTICLE 2. LOAN...........................................................     7

      2.1.     Loan.......................................................     7
      2.2.     Loan Documents.............................................     7
      2.3.     Effective Date.............................................     7
      2.4.     Maturity Date; Prepayment..................................     7
      2.5.     Credit for Principal Payments..............................     7
      2.6.     Full Repayment and Reconveyance............................     7
      2.7.     Certificates of Approval...................................     8

ARTICLE 3. DISBURSEMENT...................................................     8

      3.1.     Conditions Precedent.......................................     8
      3.2.     Account, Pledge and Assignment, and Disbursement
                 Authorization............................................    10
      3.3.     Borrower's Funds Account, Pledge and Assignment............    10
      3.4.     Loan Disbursements.........................................    10
      3.5.     Working Capital............................................    10
      3.6.     Pre-Closing Loan Disbursements.............................    11

ARTICLE 4. CONSTRUCTION...................................................    11

      4.1.     Commencement and Completion................................    11
      4.2.     Commencement and Completion of Offsite Improvements........    11
      4.3.     Force Majeure..............................................    11
      4.4.     Construction Agreement.....................................    11
      4.5.     Architect's Agreement......................................    12
      4.6.     Plans and Specifications...................................    12
      4.7.     Contractor/Construction Information........................    13
      4.8.     Prohibited Contracts.......................................    13
      4.9.     Liens and Stop Notices.....................................    14
      4.10.    Construction Responsibilities..............................    14
      4.11.    Assessments and Community Facilities Districts.............    14
      4.12.    Delay......................................................    14
      4.13.    Inspections................................................    15

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
      4.14.    Surveys....................................................    15

ARTICLE 5. INSURANCE......................................................    15

      5.1.     Title Insurance............................................    15
      5.2.     Property Insurance.........................................    15
      5.3.     Flood Hazard Insurance.....................................    15
      5.4.     Liability Insurance........................................    15
      5.5.     General....................................................    16

ARTICLE 6. REPRESENTATIONS AND WARRANTIES.................................    16

      6.1.     Authority/Enforceability...................................    16
      6.2.     Binding Obligations........................................    16
      6.3.     Formation and Organizational Documents.....................    16
      6.4.     No Violation...............................................    16
      6.5.     Compliance with Laws.......................................    17
      6.6.     Litigation.................................................    17
      6.7.     Financial Condition........................................    17
      6.8.     [Deleted]..................................................    17
      6.9.     Loan Proceeds and Adequacy.................................    17
      6.10.    Accuracy...................................................    17
      6.11.    Tax Liability..............................................    18
      6.12.    Utilities..................................................    18
      6.13.    Compliance.................................................    18
      6.14.    Americans With Disabilities Act Compliance.................    18
      6.15.    Business Loan..............................................    18

ARTICLE 7. HAZARDOUS MATERIALS............................................    18

      7.1.     Special Representations and Warranties.....................    18
      7.2.     Hazardous Materials Covenants..............................    20

ARTICLE 8. SET ASIDE LETTERS..............................................    21

      8.1.     Set Aside Letters..........................................    21

ARTICLE 9. COVENANTS OF BORROWER..........................................    22

      9.1.     Expenses...................................................    22
      9.2.     ERISA Compliance...........................................    23
      9.3.     Leasing....................................................    23

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
      9.4.     Approval of Leases.........................................    23
      9.5.     Revenue to be Applied to Debt Service......................    23
      9.6.     Subdivision Maps...........................................    23
      9.7.     Further Assurances.........................................    24
      9.8.     Assignment.................................................    24
      9.9.     Management of Property.....................................    24
      9.10.    Governing Documents........................................    24
      9.11.    WAIVER OF FIDUCIARY CLAIMS.................................    24

ARTICLE 10. REPORTING COVENANTS...........................................    25

      10.1.    Financial Information......................................    25
      10.2.    Books and Records..........................................    26

ARTICLE 11. DEFAULTS AND REMEDIES.........................................    26

      11.1.    Default....................................................    26
      11.2.    Acceleration Upon Default; Remedies........................    29
      11.3.    Disbursements to Third Parties.............................    29
      11.4.    Lender's Completion of Construction........................    29
      11.5.    Lender's Cessation of Construction.........................    30
      11.6.    Termination or Continuation of Development and
               Management Agreements......................................    30
      11.7.    Repayment of Funds Advanced................................    30
      11.8.    Rights Cumulative, No Waiver...............................    30

ARTICLE 12. MISCELLANEOUS PROVISIONS......................................    31

      12.1.    Indemnity..................................................    31
      12.2.    Form of Documents..........................................    31
      12.3.    No Third Parties Benefited.................................    31
      12.4.    Notices....................................................    32
      12.5.    Attorney-in-Fact...........................................    32
      12.6.    Actions....................................................    32
      12.7.    Right of Contest...........................................    32
      12.8.    Relationship of Parties....................................    32
      12.9.    Delay Outside Lender's Control.............................    32
      12.10.   Attorneys' Fees and Expenses; Enforcement..................    33
      12.11.   Immediately Available Funds................................    33
      12.12.   Lender's Consent...........................................    33
      12.13.   Signs......................................................    33
      12.14.   Lender's Agents............................................    33

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
      12.15.   Tax Service................................................    33
      12.16.   WAIVER OF RIGHT TO TRIAL BY JURY...........................    34
      12.17.   Severability...............................................    34
      12.18.   Heirs, Successors and Assigns..............................    34
      12.19.   Time.......................................................    34
      12.20.   Headings...................................................    34
      12.21.   Governing Law..............................................    35
      12.22.   Integration; Interpretation................................    35
      12.23.   Joint and Several Liability................................    35
      12.24.   Counterparts...............................................    36